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                                                              EXHIBIT 23-7


[NSA NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

                               February 27, 1998


MCN Energy Group Inc.
500 Griswold
Detroit, Michigan 48226

RE:     MCN Energy Group Inc.
        MCN Investment Corporation
        Form S-3 Registration Statement

Ladies and Gentlemen:

        The firm of Netherland, Sewell & Associates, Inc. consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 1998, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

        This consent may be incorporated by reference into any registration statement of MCN Energy Group relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                NETHERLAND, SEWELL & ASSOCIATES, INC.

                                Clarence M. Netherland
                                ------------------------------------------
                                Clarence M. Netherland
                                Chairman